SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                  -------------

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 27, 1998

                        RECKSON SERVICE INDUSTRIES, INC.
             (Exact name of Registrant as specified in its Charter)

                                    Delaware
                            (State of Incorporation)

                 1-14183                          11-3383642
          (Commission File Number)         (IRS Employer Id. Number)

          225 Broadhollow Road                         11747
           Melville, New York                        (Zip Code)

  (Address of principal executive offices)

                                 (516) 719-7400
              (Registrant's telephone number, including area code)

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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On August 27, 1998, Reckson Service Industries, Inc. ("RSI") announced the formation of a joint venture between Reckson Strategic Venture Partners, LLC ("RSVP"), a real estate venture capital company of which a subsidiary of RSI acts as the managing member, and the Dominion Group, an Oklahoma-based, privately-owned group of companies that focuses on the development, acquisition and ownership of government occupied office buildings and correctional facilities. The new venture, Dominion Venture Group L.L.C. (the "Venture"), is owned by RSVP-Dominion LLC, a subsidiary of RSVP, and by Burgess Services L.L.C., an entity owned and controlled by Calvin Burgess, president and chief executive officer of the Dominion Group. The Venture will engage primarily in the businesses of acquiring, developing and/or owning government-occupied office buildings and privately-operated prisons and related activities.

         Initially, the Venture will have a bifurcated structure consisting of two divisions. The first division, Dominion Properties L.L.C., will directly or indirectly own real estate and other REIT-qualified investments (the
"Properties Division"). A subsidiary of Reckson Operating Partnership, L.P. ("ROP") will own a membership interest in the Properties Division. The second division, Dominion Asset Services L.L.C., will own companies that engage in businesses that create non-REIT qualifying income (the "Services Division"). The businesses of the Services Division will include (i) the retaining of third-party professional management for the operation of correctional facilities that are leased from the Properties Division and (ii) acting as a general contractor or a construction manager for the construction of real estate both for the Properties Division and for third parties.

         The Dominion Group has contributed to the Properties Division assets consisting of eleven office buildings comprised of approximately 618,000 square feet, eight of which are leased to the U.S. General Services Administration and three of which are leased to the State of Oklahoma; 3 parcels of vacant land upon which new office buildings or correctional facilities may be constructed; and two prisons currently under construction in Oklahoma and Colorado. Additionally, the Dominion Group has contributed its general contracting business to the Services Division. The agreed value of all the contributed assets was approximately $115 million inclusive of approximately $70 million of third-party equity and indebtedness. The agreement provides for RSVP to invest up to $100 million, some of which may be invested by ROP (together, the "RSVP Capital"), for capital requirements approved by RSVP. The RSVP Capital will be invested in both the Properties and Services Divisions. At the closing, an initial contribution of RSVP Capital of approximately $39 million was made, including approximately $13 million by a subsidiary of ROP to redeem the interest of an investor group which had a debt and equity position in the prisons under development by the Dominion Group. RSVP funded its capital contribution through draws under RSVP's preferred equity facility.

         The Venture is also pursuing an over-all credit facility that would provide for financing new, and refinancing existing, government tenanted office buildings, as well as financing for the development and operation of correctional facilities. The total amount being pursued will range between $90 million and $125 million.

         The Board of the Venture (the "Board") will consist of six members, three designated by Burgess Services L.L.C. and three designated by RSVP. Only the Board has the authority to make major decisions, including making investments and disposing of them, all matters relating to equity and debt capitalization of the Venture and its investments, capital calls, budgets and other matters.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) and (b) Financial Statements and Pro Forma Financial Information

         Financial statements and pro forma financial information relating to the acquisition described in Item 2 have not been included in this report and will be filed prior to November 10, 1998.

         (c)    Exhibits

         10.1     Operating Agreement of Dominion Venture Group L.L.C.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              RECKSON SERVICE INDUSTRIES, INC.



                              /s/  Michael Maturo
                              -----------------------------------------
                              Michael Maturo
                              Executive Vice President, Chief Financial
                              Officer and Treasurer

Date:  September 11, 1998